PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	January 31,	November 1,
	2010	2009
Assets

Current assets:
Cash and cash equivalents	$84,401	$88,539
Accounts receivable	72,860	66,920
Inventories	15,806	14,826
Other current assets	11,407	9,712

Total current assets	184,474	179,997

Property, plant and equipment, net	354,401	347,889
Investment in joint venture	60,923	60,945
Intangibles, net	53,510	55,054
Other assets	19,149	19,771

	$672,457	$663,656

Liabilities and Equity

Current liabilities:
Current portion of long-term borrowings	$11,376	$10,301
Accounts payable and accrued liabilities	84,414	80,154

Total current liabilities	95,790	90,455

Long-term borrowings	107,548	112,137
Deferred income taxes and other liabilities	10,680	11,368

Equity	458,439	449,696

	$672,457	$663,656